Exhibit 10.1

TRUST AGREEMENT

BETWEEN:       ATWOOD MINERALS AND MINING CORP(Atwood)

AND:                 LAURENCE SOOKOCHOFF (Trustee).

IT IS AGREED THAT:

LAURENCE SOOKOCHOFF currently owns holds personally the Mineral Rights to the STEP MINERAL CLAIM at Nicola Mining Division (NTS0921039/049)

Claim Name: Step (the Claim)
Cells 20
Tenure No. 513751
Expirv date May31, 2006

The Trustee, for a payment of US$ 5,000 hereby does declare and hold upon trust the aforementioned Claim on behalf of Atwood from this day forward. Atwood shall have the responsibility to keep the Claim in good standing in terms of filing and work and all other requirements.

DATED October 20, 2005 at Vancouver, B.C

ATWOOD MINERALS AND MINING CORP.

Per: WALTER BRENNER

LAURENCE SOOKOCHOFF
LAURENCE SOOKOCHOFF